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                                                                     EXHIBIT 5.1

                                 August 8, 1997



                                                                      17506-0023

Identix Incorporated
510 North Pastoria Avenue
Sunnyvale, California 94086

                       Registration Statement on Form S-3
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Ladies and Gentlemen:

        We have acted as counsel to Identix Incorporated, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on August 8, 1997 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 112,500 shares of its Common Stock, no par value (the "Shares"). The Shares were issued to the holders thereof pursuant to the Share Purchase Agreement dated July 23, 1997 (the "Agreement") among the Company, Michael J. Stock, Max Von Erdsmannsdorff, David K. Holdsworth, Dr. Steven Lee Russell, Dr. Rebecca Hierholzer, Dr. Gary A. Landers, Jim Myers, Keith Bowman, Withrow Landers P.C. Pension Fund, FBO Gary A. Landers, and Withrow Landers P.C. Pension Fund, FBO Steven Lee Russell.

                                       I.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following records, documents, instruments and certificates:

                (a) The Articles of Incorporation, as amended, of the Company certified by the Secretary of State of the State of California as of August 7, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

                (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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Identix Incorporated                                                      Page 2
August 8, 1997


                (c)     The Agreement;

                (d) The Certificate of an Officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees of the Board of Directors relating to the Shares; and (ii) certifying as to certain factual matters;

                (e)     The Registration Statement; and

                (f) A written statement from ChaseMellon Shareholder Services, the Company's transfer agent, as to the number of shares of the Company's Common Stock that were outstanding on August 5, 1997.

        This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative decision.

        Our opinion expressed herein assumes that the Agreement was duly authorized, executed and delivered by the parties thereto in the forms that we have reviewed as of the date of this opinion.

                                       II.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the full amount of consideration stated in the Agreement pursuant to which the Shares were issued was paid for each Share; (iii) the Shares were issued in accordance with the terms of the Agreement and the resolutions authorizing their issuance; (iv) appropriate stock certificates evidencing the Shares were executed and delivered by the Company; and (v) all applicable securities laws are complied with, it is our opinion that the Shares were legally issued, and are fully paid and nonassessable.

                                      III.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.


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Identix Incorporated                                                      Page 3
August 8, 1997


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Heller Ehrman White & McAuliffe
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                                        HELLER EHRMAN WHITE & MCAULIFFE